UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2012

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former Name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Offerings of Common Stock and Convertible Notes

On July 5, 2012, Gevo, Inc. (the “Company”) issued and sold (i) 12,500,000 shares of its common stock, par value $0.01 per share, and (ii) $40,000,000 aggregate principal amount of 7.5% convertible senior notes due 2022 (the “Notes”), in each case in a firm commitment underwritten public offering (the “Equity Offering” and the “Note Offering”, respectively, and together, the “Offerings”), pursuant to an effective Registration Statement on Form S-3 (Registration No. 333-180097) (as amended, the “Registration Statement”). The net proceeds from the Offerings, after deducting the underwriting discounts and commissions and estimated offering expenses, totaled approximately $94.1 million.

The Company used a portion of the net proceeds from the Note Offering to repay $5.0 million in outstanding long-term debt obligations. The Company intends to use the remaining net proceeds from the Offerings to fund the cash consideration payable to complete the retrofit of the 22 MGPY ethanol production facility in Luverne, Minnesota that it acquired in September 2010. A portion of the net proceeds from the Offerings may also be used for detailed design work in preparation for the retrofit of the 50 MGPY ethanol production facility located near Redfield, South Dakota to isobutanol production pursuant to a joint venture agreement that the Company entered into in June 2011, and to fund working capital and other general corporate purposes, which may include paying down certain of its other long-term debt obligations and expenses associated with litigation. Pending such uses, the Company intends to invest the net proceeds in demand deposit accounts or short-term, investment grade securities.

Base Indenture and Supplemental Indenture

The Notes were issued pursuant to a base indenture, dated as of July 5, 2012 (the “Base Indenture”), as supplemented by the first supplemental indenture, dated as of July 5, 2012 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Notes will bear interest at a rate of 7.5% per annum, which shall be payable semi-annually in arrears on January 1 and July 1 of each year, beginning on January 1, 2013. The Notes will mature on July 1, 2022.

Holders may surrender their Notes, in integral multiples of $1,000 principal amount, for conversion any time prior to the close of business on the third business day immediately preceding the maturity date. Upon conversion, the Company will deliver shares of its common stock at an initial conversion rate of 175.6697 shares for each $1,000 in principal amount of Notes (equivalent to an initial conversion price of approximately $5.69 per share of the Company’s common stock). Such conversion rate is subject to adjustment in certain circumstances. In addition, if holders elect to convert some or all of their Notes on or after January 1, 2013 but prior to July 1, 2017, they will receive a coupon make-whole payment for the Notes being converted. The Company may pay any coupon make-whole payments either in cash or in shares of its common stock, at its election.

On July 1, 2017, holders may require the Company to purchase all or a portion of their Notes at a purchase price in cash equal to 100% of the principal amount of the Notes to be purchased, plus any accrued and unpaid interest to, but excluding, the purchase date. Beginning July 1, 2015, the Company may redeem for cash all or part of the Notes if the last reported sale price of the Company’s common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the trading day immediately prior to the date the Company provides the notice of redemption exceeds 150% of the conversion price in effect on each such trading day. The redemption price will equal the sum of 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. If a fundamental change occurs, holders may require the Company to repurchase all or a portion of their Notes at a cash repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. Beginning July 1, 2017, the Company may redeem for cash all or part of the Notes, at any time, and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date.

The Notes are the Company’s general unsecured subordinated obligations, ranking equally in right of payment with the Company’s future senior unsecured indebtedness, if any, and senior in right of payment to the Company’s future subordinated debt, if any. The Notes will effectively be junior to any of the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will also be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of any of the Company’s subsidiaries.

The other relevant terms of the Notes are described in the section entitled “Description of Notes” in the prospectus supplement, dated June 29, 2012, filed with the Securities and Exchange Commission by the Company on July 2, 2012 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and in the section entitled “Description of Debt Securities” of the base prospectus, dated May 8, 2012, included in the Registration Statement.

A copy of the Base Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Supplemental Indenture (including a form of the Note) is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing descriptions of the Base Indenture, the Supplemental Indenture and the Notes do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Base Indenture, the Supplemental Indenture and the form of the Note, respectively. The Base Indenture and the Supplemental Indenture are also filed with reference to, and are incorporated by reference into, the Registration Statement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment to Security Agreements

On June, 29, 2012, the Company entered into (i) an amendment (the “Security Agreement Amendment”) to that certain Plain English Security Agreement, by and between the Company and TriplePoint Capital LLC (“TPC”), dated as of September 22, 2010 (the “Security Agreement”), which secures the Company’s guarantee of Agri-Energy, LLC’s (“Agri-Energy”) obligations under that certain Amended and Restated Plain English Growth Capital Loan and Security Agreement, by and between Agri-Energy, LLC and TPC (the “AE Loan Agreement”), and (ii) an amendment (the “Gevo Loan Amendment”) to that certain Plain English Growth Capital Loan and Security Agreement, dated August 5, 2010, by and between Company and TPC. In addition, concurrently with the execution of the Security Agreement Amendment and the Gevo Loan Amendment, Agri-Energy has entered into an amendment to the AE Loan Agreement (the “AE Loan Amendment”).

The Security Agreement Amendment, Gevo Loan Amendment and AE Loan Amendment, among other things, (i) permit the Notes Offering; (ii) eliminate all of Agri-Energy’s and the Company’s options to elect additional interest-only periods upon the achievement of certain milestones, including (a) the optional interest-only election in the event that the Company had received net proceeds of at least $75.0 million from one or more secondary equity offerings by June 30, 2012 and (b) the optional interest-only election in the event that the Company began producing isobutanol at the Agri-Energy facility by June 30, 2012; (iii) permit Agri-Energy to make dividends and distributions to the Company for the purpose of (a) paying regularly scheduled interest payments on the Notes, (b) making conversions of all or any portion of the Notes or amounts payable under the terms of the Notes and documents governing the Notes (including any coupon make-whole payment), into common stock of the Company and (c) making payments to the indenture trustee of reasonable and customary compensation and expense reimbursement with respect to the Notes; (iv) add as an additional event of default the payment, repurchase or redemption of the Notes or of amounts payable in connection therewith other than (a) the payment of regularly scheduled interest on the Notes, (b) the conversion of all or any portion of the Notes or amounts payable under the terms of the Notes and documents governing the Notes (including any coupon make whole payment), into common stock of the Company, (c) the making of cash payments in lieu of issuing fractional shares in connection with any conversion described in clause (b) above and (d) payments to the indenture trustee of reasonable and customary compensation and expense reimbursement with respect to the Notes; (v) add a negative covenant whereby the Company may not incur any indebtedness other than as permitted under the Security Agreement (as amended, restated, supplemented or otherwise modified from time to time); and (vi) add a prohibition on making any coupon make-whole payments in cash prior to the payment in full of all remaining outstanding obligations in full under the AE Loan Agreement (as amended, restated, supplemented or modified from time to time).

The foregoing descriptions of the Security Agreement Amendment, the Gevo Loan Amendment and the AE Loan Amendment do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Security Agreement Amendment, the Gevo Loan Amendment and the AE Loan Amendment, a copy of each of which is attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and the terms of each of which are incorporated herein by reference.

The information set forth under Item 1.01 related to the Base Indenture and Supplemental Indenture is hereby incorporated by reference into this Item 2.03.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and in the attached exhibits may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including, without limitation, the Company’s intended use of the net proceeds from the Offerings and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the prospectus supplements for each Offering.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated as of July 5, 2012, between Gevo, Inc. and Wells Fargo Bank, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of July 5, 2012, to the Indenture dated as of July 5, 2012, by and among Gevo, Inc. and Wells Fargo Bank, National Association, as trustee.

10.1	Second Amendment to Plain English Security Agreement, made and entered into as of June 29, 2012, by and among Gevo, Inc. and TriplePoint Capital LLC.

10.2	Second Amendment to Plain English Growth Capital Loan and Security Agreement, made and entered into as of June 29, 2012, by and between Gevo, Inc. and TriplePoint Capital LLC.

10.3	First Amendment to Amended and Restated Plain English Growth Capital Loan and Security Agreement, made and entered into as of as of June 29, 2012, by and between Agri-Energy, LLC and TriplePoint Capital LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gevo, Inc.

By:	/s/ Mark Smith
Mark Smith
Chief Financial Officer

Date: July 5, 2012